Exhibit 99.1

(BW) (INTERVEST-BANCSHARES) (IBCA)

INTERVEST BANCSHARES CORPORATION

Reports 2008 Second Quarter Earnings of $1.8 Million

Business Editors – New York – (Business Wire – July 14, 2008)

Intervest Bancshares Corporation (NASDAQ-GS:IBCA) (the “Company”) today reported net earnings for the second quarter of 2008 (“Q2-08”) of $1.8 million, or $0.22 per diluted share, compared to $5.4 million, or $0.63 per diluted share, for the second quarter of 2007 (“Q2-07”). For the first half of 2008 (“6mths-08”), net earnings amounted to $4.1 million, or $0.50 per diluted share, compared to $10.7 million, or $1.25 per diluted share, for the first half of 2007 (“6mths-07”). The Company’s book value per common share increased to $22.19 at June 30, 2008, from $21.25 at June 30, 2007.

Net earnings for Q2-08 decreased by $3.5 million from Q2-07 due to the following: a $2.5 million decrease in net interest and dividend income; a $2.0 million increase in the provision for loan losses; a $1.1 million increase in noninterest expenses; and a $0.7 million decrease in noninterest income; partially offset by a $2.8 million decrease in the provision for income tax expense.

Net interest and dividend income decreased to $9.1 million in Q2-08 from $11.6 million in Q2-07 largely due to a $101 million increase in average nonaccrual loans. Interest income that was not recorded on nonaccrual loans amounted to $2.6 million in Q2-08, compared to a $0.4 million in Q2-07. The Company’s net interest margin (excluding income from loan prepayments) decreased to 1.69% in Q2-08, from 2.29% in Q2-07. The margin was negatively affected by the increase in nonaccrual loans, repayments of higher yielding loans coupled with lower competitive pricing for new loans, lower yields earned on investment securities and short-term investments and strong competition for deposits. The Company’s cost of funds decreased to 4.70% in Q2-08 from 4.97% in Q2-07. The Company was not able to lower its deposit rates in step with the Federal Open Market Committee’s rate reductions due to strong competition for deposits from larger banks. The provision for loan losses increased to $2.7 million in Q2-08, from $0.7 million in Q2-07 due to a higher level of nonaccrual loans and lower estimated real estate values. Noninterest expenses increased to $4.2 million in Q2-08, from $3.1 million in Q2-07 nearly all of which was due to a $0.9 million increase in expenses associated with nonaccrual loans/foreclosed real estate. Noninterest income decreased to $1.1 million in Q2-08, from $1.8 million in Q2-07 primarily due to a $0.8 million decrease in income from loan prepayments. The Company’s effective income tax rate was 43% in Q2-08, compared to 44% in Q2-07. As a result of the factors described above, the Company’s efficiency ratio, which is a measure of its ability to control expenses as a percentage of its revenues, increased to 41% in Q2-08 from 23% in Q2-07. Return on average assets and equity also decreased to 0.34% and 4.04% in Q2-08, from 1.05% and 12.09% in Q2-07, respectively. The Company had 71 employees at June 30, 2008, compared to 72 employees at June 30, 2007.

Net earnings for 6mths-08 decreased by $6.6 million from 6mths-07 due to a $5.2 million decrease in net interest and dividend income, a $3.5 million increase in the provision for loan losses, a $1.8 million increase in noninterest expenses and $1.4 million decrease in noninterest income, partially offset by a $5.3 million decrease in the provision for income taxes. The reasons for the changes are essentially due to the same factors discussed above for the quarterly period.

Total assets at June 30, 2008 increased to $2.2 billion, from $2.0 billion at December 31, 2007, reflecting growth in the loan portfolio and a higher level of security investments. Total loans, net of unearned fees, increased to $1.72 billion at June 30, 2008, from $1.61 billion at December 31, 2007. The increase was due to new originations secured by commercial and multi-family real estate exceeding principal repayments. The new loans are predominantly fixed-rate with a weighted-average yield and term of 6.36% and 5.3 years, respectively. New loan originations totaled $129 million for Q2-08 and $226 million for 6mths-08, compared to $165 million for Q2-07 and $310 million for 6mths-07. Principal repayments totaled $80 million for Q2-08 and $111 million for 6mths-08, compared to $97 million for Q2-07 and $183 million for 6mths-07.

Total nonperforming assets at June 30, 2008 aggregated to $126.4 million, or 5.72% of the Company’s total assets, an increase of $35.6 million from December 31, 2007. At June 30, 2008, nonperforming assets were comprised of $119.1 million of nonaccrual loans, or 23 loans, and $7.3 million of real estate acquired through foreclosure, or 2 properties. Although the Company has never originated or acquired subprime loans nor invested in securities collateralized by subprime loans, the subprime loan crisis and resulting impact to the credit markets has affected the Company indirectly through reductions in overall real estate values, reduced home sales and construction, and a weakening of the overall economy, particularly in the State of Florida. The Company has also experienced the effects of misconduct committed by certain of its borrowers, which required the Company to place certain loans that are collateralized by income producing properties on nonaccrual status, in some instances due to involuntary bankruptcy filings filed by third parties against the borrowers. Such filings resulted in the cessation of monthly loan payments to the Company and also delay the Company’s ability to move forward with foreclosure or other proceedings to acquire and sell the collateral property. Although the Company has not experienced any loan chargeoffs in connection with its nonaccrual loans to date, it has incurred increased provisions for loan losses, expenses associated with credit collections as well as protecting its interest in nonperforming assets, and the loss of interest income on such assets, all of which has adversely affected the Company’s results of operations. At June 30, 2008, two nonaccrual loans totaling $32.9 million have a specific valuation allowance in the aggregate amount of $2.5 million (recorded as part of the overall allowance for loan losses) in accordance with SFAS No. 114. The Company believes that the estimated fair value of each of the remaining properties that collateralize its nonaccrual loans continues to exceed its net recorded investment in each related nonaccrual loan as of June 30, 2008, and as such a specific SFAS No. 114 valuation allowance was not maintained on those loans. The Company expects $22.2 million (outstanding principal) of nonaccrual loans to be repaid in full in the third quarter of 2008 through the scheduled sale of various collateral properties by the bankruptcy court. In addition, properties acquired through foreclosure are being marketed for sale, although the timing of the disposition is uncertain. There can be no assurance that the Company will not incur additional loan loss provisions, loan chargeoffs or significant expenses in connection with the ultimate collection of its nonaccrual loans, which collection is anticipated to be through the eventual sale of the collateral property in most cases, or incur significant expenses in carrying and disposing of properties acquired through foreclosure.

The total allowance for loan losses amounted to $26.6 million at June 30, 2008, compared to $21.6 million at December 31, 2007. The allowance represented 1.54% of total loans (net of deferred fees) outstanding at June 30, 2008, compare to 1.34% at December 31, 2007. The increase in the allowance was due to provisions totaling $5.0 million, of which $3.9 million was attributable to credit downgrades on nonaccrual loans and lower estimated values of certain collateral properties, and $1.1 million was due to net loan growth of $108 million from December 31, 2007.

Total securities held to maturity at June 30, 2008 increased to $431 million, from $344 million at December 31, 2007, due to new purchases exceeding maturities and calls. The portfolio is held by Intervest National Bank and had a weighted-average remaining contractual maturity and a yield of 4.7 years and 4.26%, respectively, at June 30, 2008. Total deposits at June 30, 2008 increased to $1.81 billion, from $1.66 billion at December 31, 2007, reflecting a $61 million increase in certificate of deposit accounts and a $90 million increase in money market accounts. Total borrowed funds and related interest payable at June 30, 2008 increased to $168 million, from $136 million at December 31, 2007, reflecting primarily a $40 million increase in short-term FHLBNY advances. Total stockholders’ equity at June 30, 2008 increased to $183.5 million, from $179.6 million at December 31, 2007. The increase was due to the following: $4.1 million from net earnings; $1.8 million from the issuance of 195,000 shares of Class B common stock upon the exercise of outstanding Class B warrants in January; and $0.1 million from stock-based compensation, partially offset by a $2.1 million cash dividend paid in June.

Intervest Bancshares Corporation is a financial holding company. Its operating subsidiaries are: Intervest National Bank, a nationally chartered commercial bank that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of six full-service banking offices in Clearwater and Gulfport, Florida; and Intervest Mortgage Corporation, a mortgage investment company. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution. Intervest Bancshares Corporation’s Class A Common Stock is listed on the NASDAQ Global Select Market: Trading Symbol IBCA.

This press release may contain forward-looking information. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company’s actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions and real estate values in the Company’s market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans and deposits; and competition. Reference is made to the Company’s filings with the SEC for further discussion of risks and uncertainties regarding the Company’s business. Historical results are not necessarily indicative of the future prospects of the Company.

Contact: Lowell S. Dansker, Chairman, Intervest Bancshares Corporation

One Rockefeller Plaza (Suite 400), New York, New York 10020-2002, Phone 212-218-2800 Fax 212-218-2808

Selected Consolidated Financial Information Follows.

INTERVEST BANCSHARES CORPORATION

Selected Consolidated Financial Information

	Quarter Ended June 30,		Six-Months Ended June 30,
(Dollars in thousands, except per share amounts)	2008	2007	2008	2007
Selected Operating Data:
Interest and dividend income	$31,776	$34,082	$63,564	$67,347
Interest expense	22,712	22,489	45,645	44,184

Net interest and dividend income	9,064	11,593	17,919	23,163
Provision for loan losses	2,753	715	5,016	1,569

Net interest and dividend income after provision for loan losses	6,311	10,878	12,903	21,594
Noninterest income	1,139	1,842	2,082	3,444
Noninterest expenses	4,197	3,117	7,715	5,886

Earnings before income taxes	3,253	9,603	7,270	19,152
Provision for income taxes	1,392	4,236	3,128	8,432

Net earnings	$1,861	$5,367	$4,142	$10,720

Basic earnings per share	$0.22	$0.64	$0.50	$1.28
Diluted earnings per share	$0.22	$0.63	$0.50	$1.25
Cash dividends paid per share	$0.25	$0.25	$0.25	$0.25
Adjusted net earnings for diluted earnings per share (1)	$1,861	$5,378	$4,142	$10,764
Weighted-average common shares and common equivalent shares outstanding for computing:
Basic earnings per share	8,270,812	8,416,248	8,247,241	8,394,791
Diluted earnings per share (2)	8,270,812	8,578,039	8,251,589	8,586,818
Common shares outstanding at end of period	8,270,812	8,364,951	8,270,812	8,364,951
Common stock options/warrants outstanding at end of period	132,140	195,000	132,140	195,000
Yield on interest-earning assets	5.92%	6.75%	6.04%	6.80%
Cost of funds	4.70%	4.97%	4.82%	4.97%
Net interest margin (3)	1.69%	2.29%	1.70%	2.34%
Return on average assets (annualized)	0.34%	1.05%	0.39%	1.06%
Return on average equity (annualized)	4.04%	12.09%	4.52%	12.27%
Effective income tax rate	42.79%	44.11%	43.03%	44.03%
Efficiency ratio (4)	41%	23%	39%	22%
Total average loans outstanding	$1,701,949	$1,600,360	$1,674,302	$1,570,330
Total average securities outstanding	$428,601	$407,788	$414,872	$407,775
Total average short-term investments outstanding	$28,201	$18,235	$28,704	$20,442
Total average interest-earning assets outstanding	$2,158,751	$2,026,383	$2,117,878	$1,998,547
Total average assets outstanding	$2,179,331	$2,044,083	$2,137,491	$2,017,591
Total average interest-bearing deposits outstanding	$1,802,455	$1,663,757	$1,762,543	$1,636,058
Total average borrowings outstanding	$141,383	$149,675	$142,925	$158,341
Total average interest-bearing liabilities outstanding	$1,943,838	$1,813,432	$1,905,468	$1,794,399
Total average stockholders’ equity	$184,185	$177,569	$183,088	$174,776

Selected Financial Condition Information:	At Jun 30, 2008	At Mar 31, 2008	At Dec 31, 2007	At Sep 30, 2007	At Jun 30, 2007
Total assets	$2,207,170	$2,165,017	$2,021,392	$2,033,662	$2,052,831
Total cash and short-term investments	$16,726	$47,229	$33,086	$24,081	$39,321
Total securities held to maturity	$430,934	$406,727	$344,105	$347,001	$359,687
Total FRB and FHLB stock	$8,428	$7,368	$6,351	$6,351	$8,511
Total loans, net of unearned fees	$1,723,213	$1,677,119	$1,614,032	$1,628,387	$1,618,491
Total deposits	$1,809,683	$1,781,188	$1,659,174	$1,673,443	$1,636,287
Total borrowed funds and accrued interest payable	$168,063	$159,189	$136,434	$136,247	$190,007
Total stockholders’ equity	$183,549	$183,703	$179,561	$177,182	$177,720
Total allowance for loan losses	$26,609	$23,856	$21,593	$20,925	$19,402
Total loan chargeoffs	$—	$—	$—	$—	$—
Total loans ninety days past due and still accruing	$3,051	$837	$11,853	$—	$16,314
Total nonaccrual loans	$119,078	$97,692	$90,756	$74,526	$22,076
Total foreclosed real estate	$7,272	$4,022	$—	$975	$975
Book value per common share	$22.19	$22.21	$22.23	$21.75	$21.25
Allowance for loan losses/net loans	1.54%	1.42%	1.34%	1.29%	1.20%

(1)	Represents net earnings plus interest expense on dilutive convertible debentures, net of taxes, that would not occur if the convertible debentures were assumed to be converted during the period they were outstanding for purposes of computing diluted earnings per share.
(2)	Diluted EPS includes shares that would be outstanding if dilutive common stock options/warrants and convertible debentures were assumed to be exercised/converted during the period. All outstanding options/warrants were considered for the EPS computations, except for 132,140 options, which were not dilutive because the exercise price was above the average market price of the Class A common stock during the 2008 periods.
(3)	Net interest margin is reported exclusive of income from loan prepayments, which is included as a component of noninterest income. Inclusive of such income, the margin would compute to 1.79% and 2.57% for the quarters ended June 30, 2008 and 2007, respectively, and 1.77% and 2.60% for the six-months ended June 30, 2008 and 2007, respectively.
(4)	Represents noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.

INTERVEST BANCSHARES CORPORATION

Consolidated Financial Highlights

	At or For The Period Ended
($ in thousands, except per share amounts)	Six-Months Ended June 30, 2008	Year Ended Dec 31, 2007	Year Ended Dec 31, 2006	Year Ended Dec 31, 2005	Year Ended Dec 31, 2004
Balance Sheet Highlights:
Total assets	$2,207,170	$2,021,392	$1,971,753	$1,706,423	$1,316,751
Asset growth rate	9%	3%	16%	30%	44%
Total loans, net of unearned fees	$1,723,213	$1,614,032	$1,490,653	$1,367,986	$1,015,396
Loan growth rate	7%	8%	9%	35%	51%
Total deposits	$1,809,683	$1,659,174	$1,588,534	$1,375,330	$993,872
Deposit growth rate	9%	4%	16%	38%	47%
Loans/deposits (Intervest National Bank)	87%	88%	84%	88%	86%
Borrowed funds and accrued interest payable	$168,063	$136,434	$172,909	$155,725	$202,682
Stockholders’ equity	$183,549	$179,561	$170,046	$136,178	$90,094
Common shares outstanding (1)	8,270,812	8,075,812	8,371,595	7,823,058	6,271,433
Common book value per share	$22.19	$22.23	$20.31	$17.41	$14.37
Market price per common share	$5.12	$17.22	$34.41	$24.04	$19.74
Asset Quality Highlights
Nonaccrual loans	$119,078	$90,756	$3,274	$750	$4,607
Loans ninety days past due and still accruing	$3,051	$11,853	$—	$2,649	$—
Foreclosed real estate	$7,272	$—	$—	$—	$—
Allowance for loan losses	$26,609	$21,593	$17,833	$15,181	$11,106
Loan recoveries	$—	$—	$—	$—	$—
Loan chargeoffs	$—	$—	$—	$—	$—
Allowance for loan losses / net loans	1.54%	1.34%	1.20%	1.11%	1.09%
Statement of Operations Highlights:
Interest and dividend income	$63,564	$131,916	$128,605	$97,881	$66,549
Interest expense	45,645	89,653	78,297	57,447	38,683

Net interest and dividend income	17,919	42,263	50,308	40,434	27,866
Provision for loan losses	5,016	3,760	2,652	4,075	4,526
Noninterest income	2,082	8,825	6,855	6,594	5,140
Noninterest expenses	7,715	12,876	13,027	10,703	8,251

Earnings before income taxes	7,270	34,452	41,484	32,250	20,229
Provision for income taxes	3,128	15,012	17,953	14,066	8,776

Net earnings	$4,142	$19,440	$23,531	$18,184	$11,453

Basic earnings per share	$0.50	$2.35	$2.98	$2.65	$1.89
Diluted earnings per share	$0.50	$2.31	$2.82	$2.47	$1.71
Adjusted net earnings used to calculate diluted earnings per share	$4,142	$19,484	$23,679	$18,399	$11,707
Average common shares used to calculate:
Basic earnings per share	8,247,241	8,275,539	7,893,489	6,861,887	6,068,755
Diluted earnings per share	8,251,589	8,422,017	8,401,379	7,449,658	6,826,176
Net interest margin (2)	1.70%	2.11%	2.75%	2.70%	2.52%
Return on average assets	0.39%	0.96%	1.28%	1.20%	1.02%
Return on average equity	4.52%	11.05%	15.82%	16.91%	14.14%
Effective income tax rate	43.03%	43.57%	43.28%	43.62%	43.38%
Efficiency ratio (3)	39%	25%	23%	23%	25%
Full-service banking offices	7	7	7	6	6

(1)	The increase in shares in 2008 is comprised of 195,000 shares from the exercise of Class B common stock warrants.

The decrease in shares in 2007 is comprised of 404,339 shares of Class A common stock repurchased, partially offset by the issuance of 108,556 shares of Class a common stock from the conversion of convertible debentures.

The increase in shares in 2006 is comprised of 501,465 shares from the exercise of Class A common stock warrants and 47,072 shares from the conversion of convertible debentures into Class A common stock.

The increase in shares in 2005 is comprised of 1,436,468 shares from a public offering of Class A common stock and 115,157 shares from the conversion of convertible debentures into Class A common stock.

The increase in shares in 2004 is comprised of 42,510 shares from the exercise of Class A common stock warrants and 240,546 shares from the conversion of convertible debentures into Class A common stock.

(2)	Net interest margin is reported exclusive of income from loan prepayments, which is included as a component of noninterest income. Inclusive of such income, the margin would compute to 1.77% for the six-months ended June 30, 2008, 2.60% for 2007, 3.24% for 2006, 2.85% for 2005 and 3.03% for 2004.
(3)	Represents noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income. Noninterest expenses for 2006 included a one-time charge of $1.5 million.